Exhibit 23.3




                                    LETTERHEAD OF

                                    WHITE & CASE







March 27, 1996



Peter K. Lathrop, Esq.
Vice President and Director of Tax
Alexander & Alexander Services Inc.
1185 Avenue of the Americas
New York, New York  10036



Re:    Form S-3 Registration Statement


Dear Mr. Lathrop:


We hereby consent to the reference to our Firm under the heading "Risk Factors" in Alexander & Alexander Services Inc.'s Form S-3 Registration Statement to be filed on March 29, 1996 (Registration Number not yet assigned) in connection with the registration of securities up to an aggregated amount of $250,000,000.


Very truly yours





WHITE & CASE